                    NEW ENGLAND POWER COMPANY
                    --------------------------

                    Primary Service for Resale

                  AMENDMENT TO SERVICE AGREEMENT
                  ------------------------------


Effective Date Commencing on the later of July 1, 1996 or the date that all
   and Term:   required regulatory approvals necessary to implement the
               Massachusetts Electric Company Pilot Programs are granted by the Federal Energy Regulatory Commission ("FERC") (on this amendment and in Docket No ER96-1309-000), the Securities and Exchange Commission and continuing through December 31, 1997 for the Residential and Small Commercial Pilot Program or until retail access is generally available for the MHTC
               Pilot Program (the "Term").

Parties:       NEW ENGLAND POWER COMPANY
               A Massachusetts Corporation ("NEP" or the "Company")

               25 Research Drive
               Westborough, Massachusetts 01582

                               and

               MASSACHUSETTS ELECTRIC COMPANY
               A Massachusetts Corporation ("Mass. Electric")

               25 Research Drive
               Westborough, Massachusetts 01582


     WHEREAS, Mass. Electric is an all-requirements customer under NEP's FERC Electric Tariff, Original Volume 1 ("Tariff No. 1");

     WHEREAS, Mass. Electric wishes to implement two retail electric pilot programs (the "Pilot Programs"), the first for residential and small commercial and industrial customers located in the cities of Lawrence, Lynn, Northampton, and Worcester for up to 100 million kilowatthours per year (the "Residential and Small Commercial Pilot Program"), and the second for members of the Massachusetts High Technology Council ("MHTC") served under Mass. Electric's G-3 Rate for up to 200 million kilowatthours per year (the "MHTC Pilot Program");

     WHEREAS, the implementation of the Pilot Programs requires Mass.
Electric to allow the kilowatthour sales in the Pilot Programs to be served by suppliers other than Mass. Electric for the Term of the Pilot Programs; and

     WHEREAS, the Pilot Programs have been approved by the Massachusetts Department of Public Utilities;

     THEREFORE, NEP and Mass. Electric agree to amend Mass. Electric's Tariff No. 1 Service Agreement as follows:

     1. NEP agrees to waive during the Term those requirements of Tariff No. 1 that obligate Mass. Electric to buy all of its electricity requirements under Tariff No. 1 only to the extent necessary to implement the Pilot Programs. This waiver is conditioned on Mass. Electric's payment of the access charges set forth in Paragraph 4. At the end of the Term, the foregoing waiver shall expire, and Mass. Electric shall again be bound by all of the requirements under its Tariff No. 1 Service Agreement;


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     2.   NEP also agrees during the Term to credit its purchased power and fuel billings to assure that the implementation of the Pilot Programs is revenue neutral to NEP's other customers and that the NEP's fuel adjustment factor does not change for NEP's Tariff No. 1 sales despite the reduction in purchases by Mass. Electric during the Term. The calculation of this credit is shown on Attachment 1 to this amendment. In addition, NEP agrees during the Term to credit Mass. Electric's fixed payments to NEP to assure that the average cost of purchased power expense to Mass. Electric's customers who do not participate in the Pilot Programs remains unchanged as a result of the Pilot Programs. The calculation of this credit on Mass. Electric's bill is shown on Attachment 2 to this amendment.

     3. NEP agrees to execute all appropriate waivers and consents necessary to allow its affiliate, NEES Transmission Company (NEES Trans), to provide access during the Term to the retail customers participating in the Pilot Programs through service agreements under NEES Trans network service tariff with Mass. Electric. Continuation of these consents and waivers shall be conditioned upon continued payment of the access charges listed below.

     4. As consideration for NEP's waiver, as set forth in Paragraph 1, above, Mass. Electric agrees to pay NEP access charges equal to three cents per kilowatthour for all electricity transmitted or distributed under Mass. Electric's unbundled tariffs, or by any other party, to customers participating in the Pilot Programs who are located within Mass. Electric's service territory.


     IN WITNESS WHEREOF, Mass. Electric and NEP hereby, as of the date written below, execute this Amendment to Mass. Electric's Tariff No. 1 Service Agreement.

                              NEW ENGLAND POWER COMPANY


                              By   ___________________________________

                              Title     ___________________________________

                              Date ___________________________________


                              MASSACHUSETTS ELECTRIC COMPANY


                              By   ___________________________________

                              Title     ___________________________________

                              Date ___________________________________

                   NEW ENGLAND POWER COMPANY
                   --------------------------

                   PRIMARY SERVICE FOR RESALE
                  ---------------------------

                 AMENDMENT TO SERVICE AGREEMENT
                -------------------------------


Dated as of:   February 1, 1997

Parties:       NEW ENGLAND POWER COMPANY,
               a Massachusetts corporation (the "Company")

                               and

               MASSACHUSETTS ELECTRIC COMPANY and
               NANTUCKET ELECTRIC COMPANY,
               Massachusetts corporations (the "Customer"),



     WHEREAS, the Customer is currently an all-requirements electric customer of the Company under the Company's FERC Tariff, Original Volume No. 1 (the "Tariff"), and a Service Agreement as amended (the "Service Agreement"); and

     WHEREAS, under the Service Agreement, the Customer purchases from the Company for resale all of the electric requirements of the ultimate customers in the Customer's service territory; and

     WHEREAS, the Customer desires to terminate the requirement that it purchase all of the electric requirements of the customers in its service territory from the Company under the Tariff before the term of the Service Agreement has expired, and to retain the flexibility to terminate such purchase requirement on or after January 1, 1998, upon the introduction of retail choice for all customers of investor-owned utilities in Massachusetts or upon another such date designated by the Customer; and

     WHEREAS, the Customer desires to continue to receive transmission service over the transmission facilities owned or operated by the Company after the termination of its purchases under the Tariff; and

     WHEREAS, the Customer desires to retain the option, but not the obligation, to purchase electricity from the Company after the termination of its purchases under the Tariff or the option for the ultimate customers in the Customer's service territory to do so; and

     WHEREAS, the Company is willing to permit the Customer to terminate its purchase requirement before the Term has expired and to provide the options desired by the Company, but only upon the terms and conditions set forth in this Amendment to Service Agreement ("Amendment");

     NOW, THEREFORE, the Company and the Customer, in consideration of their mutual commitments set forth herein, agree as follows:

     1. The Parties agree that, notwithstanding anything to the contrary in the Service Agreement or in the Tariff, the Customer's obligation to purchase electricity under the Service Agreement and the Company's obligation to provide electricity under the Service Agreement shall terminate as of the Contract Termination Date, which shall be determined pursuant to section 2 of this Amendment. Except as provided in Section 7, below, or in a separate contract for power supply, the Company shall have no further obligation to meet the electricity demands of the ultimate customers in the service territory of the Customer on or after the Contract Termination Date, or to make any plan, investment, purchase, or commitment to maintain sufficient generating capacity to provide adequate, continuous, or reliable electricity supplies to the Customer or its ultimate customers on or after such date.

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     2.   The Contract Termination Date shall be defined as the first to occur of the Retail Access Date, determined in accordance with sub-paragraph
(a) or the Wholesale Access Date, determined in accordance with sub-paragraph
(b).

          (a) The Retail Access Date shall be the later of (i) January 1, 1998; or (ii) the date when retail access is made available to all ultimate customers of the investor-owned electric utilities in Massachusetts; provided, however, that in the event the condition stated in clause (ii) is not satisfied by January 1, 1998, the Customer in its sole discretion shall have the option to accelerate the Retail Access Date and implement retail access for its ultimate customers in its service territory by providing the Company at least 90 days advance written notice of the date such access shall be made available.

          (b) The Wholesale Access Date shall be the date upon which the Customer in its sole discretion decides to terminate purchases under Tariff 1 and the Service Agreement, provided that such date shall not be earlier than January 1, 1998 and provided further that the Customer shall give the Company at least 90 days advance written notice of its declaration of the Wholesale Access Date.

     3. After the Contract Termination Date, the Customer shall pay to the Company the Contract Termination Charges determined in accordance with Appendix 1 and the Schedules attached to this Amendment, which set forth Base Contract Termination Charges and formulae for the adjustment of the Base Contract Termination Charges.

     4.   For service under the Tariff prior to the Contract Termination
Date, the Company shall charge and the Customer shall pay the Demand and Energy Charges shown on Fifty-third Revised Page No. 1 of Schedule II-A, which sets forth the W-95(S) rates, and, except as provided in footnote 1 below, such charges shall not be subject to change during such period for service to the Customer/1/; provided, however, nothing in this agreement shall preclude the Company from requesting an increase in rates that may become effective after suspension on January 1, 2001, if the Contract Termination Date has not occurred by that time.


______________________


/1/ By April 1 of each year after 1998 during which the Retail Access Date or the Contract Termination Date pursuant to footnote 4 of the Agreement has not occurred, the Company shall file a report with the Commission calculating its return on equity for the prior calendar year using the earnings available for common equity as reported to the Securities and Exchange Commission in the Company's annual report divided by the average of the thirteen monthly common equity balances on the Company's books for the same period. The Company's earnings available for common equity and common equity balances shall be adjusted to eliminate the effects of any writedown and to restore expenses associated with any such writedown that may result from the implementation of industry restructuring or this Agreement. If the Company's return so calculated is above 11.75 percent, it shall calculate the revenue requirement associated with 72.6 percent of the excess above 11.75 percent and shall: (1) refund to the Customer revenues sufficient to cause the Customer's return on equity for the prior calendar year to reach 11.75 percent; and (2) accrue the balance to the Reconciliation Account established under Section 3.4 of this Agreement. The obligation in this footnote shall cease as of the Retail Access Date or the Contract Termination Date pursuant to footnote 4 of the Agreement.

     5. Notwithstanding anything to the contrary in the Tariff or the Service Agreement, the Contract Termination Charges specified in Appendix 1 and attached Schedules to this Amendment shall remain in effect until the Company has collected all amounts subject to collection thereunder and neither the Customer's obligation to pay the Contract Termination Charges in full nor the formulae for the calculation of the Contract Termination Charges set forth in Appendix 1 and the attached Schedules to this Amendment shall be subject to change through application to the Federal Energy Regulatory Commission pursuant to the provisions of Section 205 or Section 206 of the Federal Power Act, absent the agreement of the Company or its successors or assigns.

     6.   Commencing on the Contract Termination Date, the Company
(including any successor or assign of the Company that succeeds to the Company's obligations with respect to the operation of its transmission facilities) shall, upon request of the Customer, provide network integration transmission service to the Customer in accordance with the Service Agreement for Network Integration Transmission Service between the Customer and the Company of even date, and with the terms and conditions of the tariff maintained in effect by the Company for such service, or in accordance with the policy of the Federal Energy Regulatory Commission as in effect from time to time. Such service shall be provided to the Customer after the Wholesale Access Date to enable the Customer to integrate its loads and resources and shall be provided to the Customer after the Retail Access Date to enable the ultimate customers in the Customer's service territory to integrate their loads and resources.

     7. For the period commencing on the Contract Termination Date and extending through December 31, 2004 (the "Standard Offer Period"), the Company shall provide service to the Customer in accordance with this section 7, such service being referred to as "Standard Offer Service."

          (a) Standard Offer Service shall be made available at the prices set forth in the Stipulation and Agreement, adjusted for a fuel index. The prices for Standard Offer Service do not include charges for transmission services provided in accordance with section 6 of this Amendment, or charges for distribution services under the Customer's rates for distribution services, but otherwise reflect the price of electricity delivered to the meters of the ultimate customers of the Customer.

          (b) Standard Offer Service shall be made available by the Company to the Customer after the Wholesale Access Date for the purposes set forth in paragraph D of Schedule I of the Tariff or to the Company for resale to those ultimate customers in the Customer's service territory who elect to purchase Standard Offer Service after the Retail Access Date and have not terminated Standard Offer Service to purchase electricity from another supplier, provided that, neither the Customer nor the ultimate customers shall be required to purchase Standard Offer Service from the Company. For the first year after the Retail Access Date, the Company shall make Standard Offer Service available to all residential or G-1 customers of the Customer, who have previously taken service from an alternative supplier, if such residential or G-1 customer elects to return to Standard Offer Service within 120 days of taking service from the alternative supplier.

          (c) In the event the Contract Termination Date is determined by the Wholesale Access Date, the Customer shall be free, either in its notice pursuant to section 2(b), or thereafter by giving the Company at least 90 days advance written notice directed to the first day of a calendar month, to terminate or reduce its purchases of Standard Offer Service from the Company in order to obtain electricity from other suppliers in the market. Once the Customer has reduced or terminated its purchases of Standard Offer Service from the Company, the Company shall have no obligation to supply Standard Offer Service to the Customer with respect to the terminated or reduced purchases.

          (d) No less than 90 days before the Retail Access Date, the Customer shall notify the Company in writing of the quantity of energy it shall purchase under Standard Offer Service for resale to ultimate customers in its service territory. The Customer shall provide the Company with at least 30 days prior advance written notice, directed to the first day of a calendar month, of reductions in the quantity of energy so purchased due to decisions by customers initially electing Standard Offer Service to purchase electricity from other suppliers after the Retail Access Date. Nothing in this Amendment shall restrict the right of any ultimate customer to purchase electricity from other suppliers after the Retail Access Date, provided that, except as set forth in section 7(b), above, once any such ultimate customer has purchased electricity from another supplier, the Company shall have no obligation to supply Standard Offer Service to the Customer for resale to such ultimate customer.

          (e) The Company acknowledges that the Customer will offer alternative power suppliers the opportunity in an auction to supply electricity to enable the Customer to provide Standard Offer Service to ultimate customers in its service territory after the Retail Access Date. The Company shall be free to bid in the auction, provided that the Company's bid shall not exceed the prices set forth in the Stipulation and Agreement, adjusted for the fuel index set forth in that Agreement.

     8. This Amendment shall take effect as of the date it is permitted to become effective by the Federal Energy Regulatory Commission, which date shall be referred to as the "Effective Date." This Amendment, together with all provisions of the Tariff and the Service Agreement necessary to effectuate all provisions of this Amendment, shall remain in effect until all obligations of the parties under this Amendment, including, without limitation, the obligation of the Customer to pay to the Company the Contract Termination Charges, have been discharged in full. Upon the discharge in full of all such obligations, this Amendment and the Service Agreement shall terminate.

     9. The provisions of this Amendment shall override any inconsistent provisions of the Service Agreement and, with respect to the Customer, all inconsistent provisions of the Tariff, but all provisions of the Tariff and the Service Agreement that are not inconsistent with this Amendment shall remain in full force and effect.

     10. The rights conferred and obligations imposed on the Customer and Company under this Amendment shall be binding on or inure to the benefit of their successors in interest or assignees as if such successor or assignee was itself a signatory hereto.

     IN WITNESS WHEREOF, the parties have executed this Amendment of Service Agreement as of the date first written above.

                                   NEW ENGLAND POWER COMPANY


                                   By
                                   Its

                                   MASSACHUSETTS ELECTRIC COMPANY


                                   By
                                   Its


                                   NANTUCKET ELECTRIC COMPANY


                                   By
                                   Its